As Filed With the Securities and Exchange Commission on August 4, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMSURG CORP.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

AmSurg Corp.
Amended and Restated
1997 Stock Incentive Plan, as amended
(Full Title of the Plan)

Claire M. Gulmi
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and Address of Agent for Service)

(615) 665-1283
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To	Amount To Be	Proposed Maximum	Proposed Maximum	Amount Of
Be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock	1,000,000 shares	$29.09 (* )	$29,090,000 (* )	$2,354

(*)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low price per share of the Registrant’s Common Stock as reported on The Nasdaq National Market on July 28, 2003.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1 AMENDED 1997 STOCK INCENTIVE PLAN
EX-5.1 OPINION OF BASS,BERRY & SIMS PLC
EX-23.1 CONSENT OF DELOITTE & TOUCHE LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Registrant’s Amended and Restated 1997 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statements on Form S-8 (Registration Nos. 333-33576, 333-41961, 333-56950, 333-65748 and 333-90156) previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan, as amended

4.2	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, File No. 333-81880 (filed with the Commission on January 31, 2002))

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 11, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-4 (filed with the Commission on July 13, 2001))

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24.1	Power of Attorney (included on page II-3)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 31st day of July, 2003.

AMSURG CORP.

By:	/s/ Claire M. Gulmi

Claire M. Gulmi Senior Vice President, Chief Financial Officer, Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken P. McDonald Ken P. McDonald	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2003

/s/ Claire M. Gulmi Claire M. Gulmi	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 31, 2003

/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman of the Board	July 31, 2003

/s/ James A. Deal James A. Deal	Director	July 31, 2003

Steven I. Geringer	Director

Signature	Title	Date

/s/ Debora A. Guthrie Debora A. Guthrie	Director	July 31, 2003

/s/ Henry D. Herr Henry D. Herr	Director	July 31, 2003

/s/ Bergein F. Overholt, M.D. Bergein F. Overholt, M.D.	Director	July 31, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan, as amended

4.2	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, File No. 333-81880 (filed with the Commission on January 31, 2002))

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 12, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-4 (filed with the Commission on July 13, 2001))

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24.1	Power of Attorney (included on page II-3)